As filed with the Securities and Exchange Commission on October 26, 1995

                                              Registration No. 33-58963

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           ______________________
                                AMENDMENT NO. 5
                                      TO
                                   FORM S-4
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933
                           ______________________

                       THE ANDERSONS MANAGEMENT CORP.
           (Exact name of registrant as specified in its charter)
          Ohio                     7392                  34-1562374
    (State or other         (Primary Standard         (I.R.S. employer
      jurisdiction              Industrial         identification number)
  of incorporation or      Classification Code
     organization)               Number)
     480 West Dussel Drive
                             Maumee, Ohio  43537
                               (419) 893-5050
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ______________________
                             Beverly J. McBride
                       The Andersons Management Corp.
                            480 West Dussel Drive
                             Maumee, Ohio  43537
                               (419) 893-5050
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ______________________
                                  Copy to:
                          Willard G. Fraumann, P.C.
                              Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                               (312) 861-2000
      Approximate date of commencement of proposed sale of the securities to the public: January 2, 1996
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

                           ______________________
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                   PART II

                   Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

     Section 1701.59 of the Ohio General Corporation Law, inter alia, empowers an Ohio corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attor-neys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 1701.59 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to
indemnify him or her under Section 1701.59.   The Company does not maintain
policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

          Article IV of the Code of Regulations of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Code of Regulations provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or-proceeding; provided, however, that if required by the Ohio General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. The Code of Regulations further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

     Article Sixth of the Company's Restated Articles of Incorporation limits to the fullest extent permitted by the Ohio General Corporation Law as the same exists or may have been amended, the personal liability of the Company 's directors to the Company or its shareholders for monetary damages for a breach of their fiduciary duty as directors. Section 1701.59 of the Ohio General Corporation Law currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 1701.59 of the Ohio General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Ohio General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.


Item 21. Exhibits.

Exhibit
Number    Description

2.1 Agreement and Plan of Merger, dated as of April 28, 1995 and amended as of September 26, 1995, by and between the General Partner and the Partnership (included as Appendix A to the prospectus).

3.1 Articles of Incorporation of the General Partner, dated August 19, 1987 (incorporated by reference to Exhibit 3(d) to Registration Statement No. 33-16936).

3.2 Code of Regulations of the General Partner, dated August 20, 1987 (incorporated by reference to Exhibit 3(e) to Registration Statement No. 33-16936).

3.3 Proposed Articles of Incorporation of the Surviving Corporation (included as Annex A to Appendix A to the prospectus).

3.4 Proposed Code of Regulations of the Surviving Corporation (included as Annex B to Appendix A to the prospectus).

4.1***    Specimen Common Share certificate.

5.1* Opinion of Beverly J. McBride as to the validity of the securities being registered hereby.

8.1****   Opinion of Kirkland & Ellis as to certain tax matters.

10.1**    Management Performance Program.  (incorporated by reference to
          Exhibit 10(a) to the Partnership's Form 10-K for the year ended December 31, 1990, File No. 2-55070).

10.2 Lease agreement effective May 1, 1990, between Carentmon and the General Partner (incorporated by reference to Exhibit 10(b) to the Registrant's Form 10-K for the year ended December 31, 1992).

10.3** Management Agreement between the Partnership and the Registrant, effective as of January 1, 1988. (incorporated by reference to Exhibit 10(h) in Registration Statement No. 33-13538).

10.4* Amended and Restated Partnership Agreement of the Partnership, dated as of April 1, 1995.

23.1#     Consent of Independent Auditors.

23.2* Consent of Beverly J. McBride (included in the opinion filed as Exhibit 5.1).

23.3**** Consent of Kirkland & Ellis (included in the opinion filed as Exhibit 8.1).

24.1*     Powers of Attorney (included on signature page).

99.1 Forms of elections to be made with respect to partners' capital withdrawals and accompanying cover letter thereto.

*    Filed with the Registration Statement dated May 1, 1995.
**   Management contract or compensatory plan.
*** Filed with the Amendment Number 1 to the Registration Statement dated May 19, 1995.
**** Filed with the Amendment Number 2 to the Registration Statement dated
     August 9, 1995.
# Filed with the Amendment Number 4 to the Registration Statement dated October 25, 1995.

Item 22.  Undertakings.

     (a) The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c) The undersigned registrant hereby undertakes as follows: that prior to any public Reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such Reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on this 26th day of October, 1995.

                                   THE ANDERSONS MANAGEMENT CORP.



                                   By /s/Richard P. Anderson
                                   Richard P. Anderson
                                    President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment 5 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title               Date     Signature                Title          Date
/s/Richard P. Anderson* President and      May 18,   /s/Richard M. Anderson*  Director     May 1,
Richard P. Anderson     Chief Executive      1995    Richard M. Anderson                     1995
                        Officer, Director

/s/Thomas H. Anderson*  Chairman of the    May 1,    /s/John F. Barrett*      Director     May 1,
Thomas H. Anderson      Board, Director      1995    John F. Barrett                         1995

/s/Gary L. Smith*       Treasurer          May 1,    /s/Dale W. Fallat*       Director     May 1,
Gary L. Smith                                1995    Dale W. Fallat                          1995

/s/Richard R. George*   Corporate          May 1,    /s/Paul M. Kraus*        Director     May 1,
Richard R. George       Controller and       1995    Paul M. Kraus                           1995
                        Principal
                        Accounting
                        Officer

/s/Daniel T. Anderson*  Director           May 1,    /s/Rene C. McPherson*    Director     May 1,
Daniel T. Anderson                           1995    Rene C. McPherson                       1995

/s/Donald E. Anderson*  Director           May 1,    /s/Donald M. Mennel*     Director     May 1,
Donald E. Anderson                           1995    Donald M. Mennel                        1995

/s/Michael J. Anderson* Director           May 1,    /s/Janet M. Schoen*      Director     May 1,
Michael J. Anderson                          1995    Janet M. Schoen                         1995

*By:  /s/Thomas H. Anderson           October 26,
      Attorney-in-Fact                       1995